Exhibit 10.1

AGREEMENT

This AGREEMENT (this “Agreement”), dated as of December 29, 2023 (the “Effective Date”), is entered into by and among Magellan Gold Corporation, a Nevada corporation (the “Company”), and Gold Express Mines, Inc., a Nevada corporation (“GEM”). Each of the Company and GEM are referred to herein as, a “Party” and, collectively as, the “Parties.”

Whereas, GEM and AJB Capital Investments LLC, a Delaware limited liability company (“AJB”), are simultaneously entering into that certain Assignment and Assumption Agreement (the “Assignment and Assumption”); and

Whereas, in connection with the execution and delivery of the Assignment and Assumption, the Parties desire to enter into this Agreement.

Now, Therefore, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as set forth in this Agreement.

1.Consent and Acknowledgement of Rights. The Company acknowledges and agrees that effective as of the Effective Date, (i) the Company hereby consents to the assignment of all of AJB’s right, title, obligation, liability and interest in, to and under the Note as defined in the Assignment and Assumption) and the Debt (as defined in the Assignment and Assumption), except for the Reset Right (as defined in the Assignment and Assumption) to GEM, (ii) all obligations of the Company under the Note and Debt other than the Reset Right are validly assigned to Assignee, constitute valid and existing debt obligations of the Company, (iii) the Company has no defenses to its obligations to pay its obligations under the Note and Debt, and (iv) the Company has no right to any offset or other deduction from its obligations under the Note and Debt.

2.Share Issuance. On the date hereof, as consideration for assignment of that certain promissory note pursuant to the Assignment and Assumption, and the restructuring of the Company’s debt, the Company shall issue to GEM, 250,000 shares of its common stock, par value $0.001 per share.

4.Board of Directors. The Company has taken all necessary corporate action to (i) accept the resignations of Mark Roden Rodenbeck and Deepak Maholtra as members of the board of directors of the Company, and (ii) elect John P. Ryan, President and Chief Executive Officer of GEM, and Howard Crosby, a director of GEM, to the board of directors of the Company, in each case, effective as of the Effective Date.

5.Board Designee. At any time prior to the three-year anniversary of the date hereof, GEM may provide written notice (the “Notice”) to the board of directors of the Company to designate a person (the “Designee”) to serve as a member of the board of directors of the Company. The Company shall use is best efforts to elect the Designee to the board of directors of the Company as promptly as practicable following receipt of the Notice.

6. Miscellaneous.

(a)    Further Assurances; Additional Actions and Documents. Each Party shall take or cause to be taken such further actions, and shall execute, deliver, and file or cause to be executed, delivered, and filed such further documents and instruments, as another Party may reasonably request in order to effectuate more fully the purposes, intent, terms, and conditions of this Agreement.

1

(b)    Entire Agreement; Modification; Benefit; Assignment.

(i)	This Agreement constitutes the entire agreement of the Parties with respect to the matters contemplated herein and supersedes all prior oral and written agreements with respect to such matters.

(ii)	This Agreement may not be amended or otherwise modified except by written instrument executed by the Parties.

(iii)	It is the explicit intention of the Parties that no person other than the Parties is or shall be entitled to bring any action to enforce any provision of this Agreement against a Party, and that the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Parties or their respective successors and permitted assigns.

(iv)	This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by a Party without prior written consent of the other Parties hereto, which consent shall not be unreasonably withheld, conditioned, or delayed, and no additional monetary consideration shall be exacted for such consent so long as the intended assignee assumes in writing the obligations of the assignor hereunder.

(c)    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the Party to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth below:

If to the Company:

Magellan Gold Corporation

602 Cesar Street, Suite 205

Wallace, Idaho 83873

Attention: Mike Lavigne

Email: mike.lavigne@comcast.net

If to GEM:

Gold Express Mines, Inc.

6 1/2 North 2nd Ave., Suite 201

Walla Walla, WA 99362

Attention: John P. Ryan

Email: jr@goldexpressmines.com

Each Party shall have the right to change the place to which notices shall be sent or delivered or to specify additional addresses to which copies of notices may be sent, in either case by similar notice sent or delivered in like manner to the other Party.

2

(d)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, which would result in the applicability of the laws of another jurisdiction.

(e)    Severability. If any part of any provision of this Agreement or any other agreement, document, or writing entered into or given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of said provision or the remaining provisions of this Agreement or such agreement, document, or writing. Upon any determination that any such provision is invalid or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

(f)     Waiver. Neither the waiver by any Party of a breach of any of the provisions of this Agreement, nor the failure of any Party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach of a similar nature, or as a waiver of any of such provisions, rights, or privileges hereunder.

(g)    Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction, or scope of any of the provisions hereof.

(h)    Counterparts. This Agreement may be executed in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including in Adobe PDF format) will be effective as delivery of a manually executed counterpart to this Amendment.

(i)     Joint Effort. Preparation of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one Party than against another Party.

[Signature Pages to Follow]

3

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer of each Party hereto as of the date first above written.

MAGELLAN GOLD CORPORATION

By: /s/ Michael Lavigne

Name: Michael Lavigne

Title: Chief Executive Officer

GOLD EXPRESS MINES, INC.

By: /s/ John Ryan

Name: John Ryan

Title: Chief Executive Officer

4